UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

THE TRADE DESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, CA 93001

(Address of principal executive offices) (Zip Code)

(805) 585-3434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2021, upon the recommendation of the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of The Trade Desk, Inc. (the “Company”), the Board approved the grant of a performance-based stock option (the “Performance Option”) to Jeff Green, the Company’s Chief Executive Officer and a member of the Board. Mr. Green recused himself from the vote. Under the Performance Option, if specified target goals for the per share price of the Company’s Class A Common Stock (the “Class A Common Stock”) are achieved (the goals range from $90.00 per share to $340.00 per share, as discussed below) and certain other vesting conditions are satisfied, Mr. Green may purchase up to 16,000,000 shares of Class A Common Stock, subject to adjustment as discussed below. The exercise price for the option is $68.29 per share, which was the closing price of the Class A Common Stock on October 6, 2021, the grant date of the Performance Option. Assuming achievement of the share price goals, the number of shares otherwise purchasable under the Performance Option may be decreased or increased by up to 20% based on the relative total shareholder return (“TSR”) of the Class A Common Stock as compared to the TSR of the Nasdaq-100 Index.

In considering the Performance Option, the Board recognized the pivotal role Mr. Green has played in the Company’s success since its initial public offering, which has translated into best-in-class stockholder returns, and wanted to create a long-term, stockholder-aligned incentive to further align his interests with stockholder interests. As a result, the Performance Option has absolute stock price goals and also a TSR modifier to measure the Company performance against the Nasdaq-100 Index. The Performance Option only vests if the Company’s stock reaches the price goals, while the number of shares that will vest at each tranche will be impacted by the stock’s performance relative to the Nasdaq-100 Index.

The Performance Option was granted under the Company’s 2016 Incentive Award Plan (the “Plan”). Shares subject to the Performance Option become exercisable and vested (the “Eligible Option Shares”) in eight tranches over a ten-year term to the extent that the average closing price per share of the Class A Common Stock on the Nasdaq Global Select Market measured over any 30-consecutive-trading-day period equals or exceeds the applicable per-share stock price following certification by the Board, as set forth in the following table, subject to adjustment for dividends, stock splits, combinations, reorganizations, reclassifications, or similar events (the “Stock Price Achievements”):

Vesting Tranche	Stock Price Achievement Vesting Condition	Number of Shares Subject to Option
		<50th Percentile against Nasdaq‑100 Index	Target Shares*	>75th Percentile against Nasdaq‑100 Index
1	$90.00	1,600,000	2,000,000	2,400,000
2	$115.00	1,600,000	2,000,000	2,400,000
3	$145.00	1,600,000	2,000,000	2,400,000
4	$185.00	1,600,000	2,000,000	2,400,000
5	$225.00	1,600,000	2,000,000	2,400,000
6	$260.00	1,600,000	2,000,000	2,400,000
7	$300.00	1,600,000	2,000,000	2,400,000
8	$340.00	1,600,000	2,000,000	2,400,000

* – subject to adjustment in accordance with the following paragraph.

The number of Target Shares shown in the table above may be increased or decreased, based on the greatest result of three tests tied to the Company’s stock price performance relative to performance of the companies comprising the Nasdaq‑100 Index as of the grant date. The Target Shares that will vest at each Vesting Tranche if the applicable Stock Price Achievement is met will be 2,000,000 shares, with the possibility of upward or downward adjustment of up to 400,000 shares for each respective Vesting Tranche. If the applicable Stock Price Achievement falls above the 75th percentile, the number of Target Shares earned will be adjusted upward by 400,000 shares. If the applicable Stock Price Achievement falls below the 50th percentile, the number of Target Shares earned will be adjusted downward by 400,000 shares. If the applicable Stock Price Achievement falls between the 50th and 75th percentile, the number of shares earned will be linearly interpolated between 0% and +20% from the number of Target Shares.

For the first four years following the date of the Performance Option grant, the Eligible Option Shares vest at each Vesting Tranche subject to Mr. Green’s continued service as the Company’s Chief Executive Officer as of the applicable vesting date; thereafter, the Eligible Option Shares vest at each Vesting Tranche subject to Mr. Green’s continued service as of the applicable vesting date as the Company’s Chief Executive Officer or in another role to be determined by the Board. In the event of a Change in Control (as defined in the Plan) that occurs prior to the full vesting of the Performance Option, that number of Eligible Option Shares shall vest based on the per-share consideration for Class A Common Stock received in such Change in Control determined as set forth in the table above, as determined by the Compensation Committee and with linear interpolation in the event such per-share consideration is between the levels in the table above, and any remaining unvested Eligible Option Shares shall be forfeited as of immediately prior to such Change in Control. In the event of a Qualifying Termination (as defined in the Performance Stock Option Award Agreement for the Performance Option (the “Award Agreement”)) that occurs prior to the full vesting of the Performance Option, the applicable vesting period shall continue for nine months from the date of the Qualifying Termination, with the Eligible Option Shares being eligible to vest in the event the applicable Stock Price goal is achieved during such extended vesting period, and any remaining unvested Eligible Option Shares shall be forfeited as of nine months following the Qualifying Termination. In the event of a material restatement of the Company’s financial statements during the Performance Option period, Eligible Option Shares shall be subject to a clawback at the Board’s discretion if then applicable law or the rules of the applicable listing exchange have clawback provisions and Mr. Green knowingly and intentionally engaged in gross misconduct that led to such restatement and if, as a result of such restatement, one or more Stock Price Achievements was achieved that otherwise would not have been achieved. All shares acquired upon exercise of the Eligible Option Shares are subject to a one-year holding period that begins on the date that the underlying options vested (the “Holding Period”), subject to exceptions for dispositions of shares in connection with an exercise of the Eligible Option Shares solely to cover withholding tax obligations in connection with such exercise and transfers to Mr. Green’s immediate family (as defined in the Award Agreement), for estate planning purposes, or in connection with charitable or philanthropic activities. The term of the applicable Holding Period shall continue to apply following such permitted transfers.

The Board currently anticipates that the Performance Option will be the exclusive equity award granted to Mr. Green through the performance period for the grant, but the Board has discretion (but not the obligation) to make additional grants if the Board determines such action to be appropriate.

In connection with the Performance Option, on October 6, 2021, the Company and Mr. Green entered into an Amendment No. 1 to Employment Agreement (the “Amendment”), which amended the Employment Agreement dated May 11, 2017 (the “Employment Agreement”). The Amendment amends the Employment Agreement to, among other things, modify the terms “Cause” and “Good Reason” to have the respective meaning as set forth in the Award Agreement.

The foregoing descriptions of the Performance Option and Amendment are only summaries and are qualified in their entirety by reference to the full text of the Award Agreement and the Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8‑K.

Forward-looking Statements and Incorporation by Reference

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s executive compensation strategies, expectations, and intentions, the Company’s future performance, and general business conditions. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including risks that the Company’s executive compensation strategies, expectations, and intentions may not have the expected results, risks regarding the Company’s future operating results and results of operations, and the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. The Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Performance Stock Option Award Agreement under The Trade Desk, Inc. 2016 Incentive Award Plan, dated as of October 6, 2021, between The Trade Desk, Inc. and Jeff T. Green.
10.2	Amendment No. 1 to Employment Agreement, dated as of October 6, 2021, between The Trade Desk, Inc. and Jeff T. Green.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC. (Registrant)

Date: October 8, 2021
	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)